UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51895	27-0125925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 N. Radnor Chester Road, Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (448) 598-2400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, the stockholders of PolyMedix, Inc. (the “Company”) approved the Company’s 2005 Omnibus Equity Compensation Plan (“2005 Equity Compensation Plan”), as amended and restated to permit certain awards under the amended and restated plan attributable to shares in excess of the 8,263,306 previously approved by stockholders to comply with Sections 422 and 162(m) of the Internal Revenue Code.

The 2005 Equity Compensation Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, stock awards, stock unit awards, dividend equivalents and other stock-based awards (collectively, the “Awards”). Employees, directors, consultants and other service providers of the Company and its affiliates are eligible to participate in the 2005 Equity Compensation Plan, provided, however, that only the Company’s employees are eligible to receive incentive stock options. The maximum aggregate number of shares of the Company’s common stock that may be issued pursuant to Awards granted under the 2005 Equity Compensation Plan is 23,582,000.

A committee of two or more non-employee directors appointed by the Board of Directors administers the Plan (the “Committee”). Presently, the Compensation Committee of the Board of Directors administers the Plan.

The maximum number of shares that may be subject to awards made to any individual in any single calendar year under the 2005 Equity Compensation Plan is 1,000,000 shares of common stock. A participant in the 2005 Equity Compensation Plan may not accrue dividend equivalents during any calendar year in excess of $500,000.

The Board of Directors may amend, alter or discontinue the 2005 Equity Compensation Plan at any time; provided, however, that the Board of Directors may not amend the 2005 Equity Compensation Plan without stockholder approval if such approval is required in order to comply with the Internal Revenue Code of 1986 or applicable laws or to comply with applicable stock exchange requirements. In addition, the Committee may not reprice options, and the Board of Directors may not amend the Plan to permit repricing of options, unless stockholders provide prior approval for such repricing.

The 2005 Equity Compensation Plan will terminate on the day immediately preceding the tenth anniversary of the 2005 Equity Compensation Plan’s effective date, unless the 2005 Equity Compensation Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the stockholders.

The foregoing description of the 2005 Equity Compensation Plan is qualified in its entirety by reference to the full text of the 2005 Equity Compensation Plan, a copy of which is attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

July 6, 2009

/s/ Edward F. Smith
Edward F. Smith
Vice President, Finance and Chief Financial Officer